EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of DLH Holdings Corp. (the “Company”) on Form 10-Q for the period ended June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, Zachary C. Parker, Chief Executive Officer, and Kathryn M. JohnBull, Chief Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 10, 2016

/s/ ZACHARY C. PARKER Zachary C. Parker Chief Executive Officer (Principal Executive Officer)	/s/ KATHRYN M. JOHNBULL Kathryn M. JohnBull Chief Financial Officer (Principal Accounting Officer)
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A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.